                                                                   EXHIBIT 10.16

The Company hereby undertakes to provide to the Commission upon request, copies of any schedules and exhibits to this Loan and Security Agreement dated April 10, 1995 between BankAmerica Business Credit, Inc. and Premier Financial Services, Inc.

               AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

         This Amendment No. 1 to Loan and Security Agreement ("Amendment") is entered into as of January 16, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender"), and Premier Financial Services, Inc. ("Borrower"), a South Carolina corporation.

                                  RECITALS

         This Amendment is entered into in reference to the following facts:

                 (a) Borrower and Lender entered into a certain Loan and Security Agreement, dated as of April 10, 1995 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as the "Loan Agreement"). The Loan Agreement and all other documents evidencing the loan documented thereby and the security therefore are hereinafter collectively referred to as the "Loan Documents." All capitalized terms, not expressly defined herein, shall have the meanings ascribed thereto in the Loan Documents.

                 (b) Borrower's Obligations under the Loan Documents have been guaranteed by Carolina Investors, Inc., a South Carolina corporation, and Emergent Financial Corporation, a South Carolina corporation (individually, "Guarantor" and collectively, "Guarantors"), under Continuing Guaranties, dated April 10, 1995.

                 (c) Borrower desires to amend the Loan Agreement. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.


                 ARTICLE ONE - AMENDMENTS TO LOAN AGREEMENT

         1.1 Amendment of Section 1.2. Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.2 Adjusted Tangible Net Worth means, at any date, the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets of Borrower would be shown on a balance sheet of Borrower at such date prepared in accordance with GAAP, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet and the Repossession Inventory Adjustment, and including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the footnotes thereto."

         1.2 Amendment of Section 1.8. Section 1.8 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.8     Availability shall mean, as of any date of
         calculation, the Advance Rate multiplied by the aggregate amount of all Net Contract Payments to be made under all of Borrower's Eligible Contracts."

         1.3     Deletion of Subsections 1.24 l and n.  Subsections 1.24 l and
1.24 n of the Loan Agreement are hereby deleted from the Loan Agreement in their entirety and shall be of no further force or effect.

         1.4 Amendment of Section 1.54. Section 1.54 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.54    Total Credit Facility shall mean $6,000,000."

         1.5 Amendment of Article One. Article One of the Loan Agreement is hereby amended by the addition of 11 new sections, numbered 1.56, through and including 1.66, which shall read in their entirety as follows:

                 "1.56 Adjusted Net Earnings from Operations means, with respect to any fiscal period of Borrower, Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statement for such period, less any and all of the following included in such net income:
         (a) gain arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Borrower in the form of cash distributions; (e) earnings of any person to which assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have been merged or which has been a party with Borrower to any consolidation or other form of reorganization, prior to the date of such transaction;
         (f) gain arising from the acquisition of any debt or equity security of Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other nonrecurring transaction.

                 1.57 "Interest Coverage Ratio" means, for any period, the ratio of (a) Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from Operations: (i) tax expense and (ii) total interest expense over
         (b) total interest expense during such period.

                 1.58 Actual Charge Off Percent means, as of any date of calculation, the percent (rounded to the nearest whole percent) resulting from dividing (a) the aggregate amount of all of Borrower's Net Charge Off's during each of the twelve (12) months immediately preceding the date of calculation, by (b) the average monthly amount of Borrower's Net Contracts Payments outstanding as of the last day of each of those twelve (12) months.

                 1.59 Advance Rate means (a) eighty-five percent (85%) minus (b) the sum of the Charge Off Adjustment Percent plus the Delinquency/Repossession Adjustment Percent.

                 1.60 Charge Off Adjustment Percent means the excess, calculated as of the first day of each month, of the Actual Charge Off Percent over three percent (3%).

                 1.61 Delinquency/Repossession Adjustment Percent means, as of any date of calculation, (a) one percent 91%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is greater than six percent (6%), but less than seven percent (7%), and (b) two percent (2%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is equal to or greater than seven percent (7%).

                 1.62 Delinquency/Repossession Percent means the percent (rounded to the nearest whole percent), calculated as of the first day of each month, by dividing (a) the aggregate amount of the Net Contract Payments owing under all of Borrower's Contracts with respect to which any payment due thereunder is more than sixty (60) days past due, as determined on a contractual basis, as of the last day of each of the three (3) months immediately preceding the date of calculation, plus the Repossession Value of all Vehicles which Borrower has repossessed but has not sold as of the date of calculation, by (b) the average monthly amount of Borrower's Net Contracts Payments outstanding as of the last day of each of those three (3) months.

                 1.63 Repossession Value means, as of any date of determination, the lesser of (a) the Net Contract Payments then owing under a Vehicle Contract with respect to which the subject Vehicle has been repossessed by Borrower, or (b) the value of such Vehicle, as determined by the then most recently published edition of the Guide and Black Book, as appropriate.

                 1.64 Vehicle Contract means a Contract which is a motor vehicle retail installment Contract and a Contract arising from a loan made by Borrower to a Contract Debtor and secured by a Lien on a Vehicle.

                 1.65 Guide and Black Book means, respectively, the National Automobile Dealers Association Official Used Car Guide and the National Auto Research Black Book. In the event that either of those publications shall, at any time, cease to be published, then Lender shall, in its sold discretion, select a comparable publication.

                 1.66 Repossession Inventory Adjustment means, as of any date of calculation, the Repossession Value of all Vehicles with respect to which more than ninety (90) days have elapsed since the date such Vehicles were repossessed by Borrower without having been sold during such ninety (90)- day period."

         1.6 Amendment of Section 3.1. Section 3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "3.1     Interest Rate.  The Loan, until paid in full, shall
         bear interest on the unpaid principal balance thereof from the initial funding date of each Advance, at the Reference Rate plus three-quarters of one percent (0.75%) per annum. The interest rate shall be adjusted as, when, and effective as of the date any change in the Reference Rate occurs. Changes in the Reference Rate shall occur without notice or demand of any kind."

         1.7 Amendment of Section 4.1. Section 4.1 of the Loan Agreement is hereby amended and rested to read in its entirety as follows:

                 "4.1     Term of Agreement and Loan Repayment.  This Agreement
         shall have a term commencing on April 10, 1995, and terminating on December 31, 1997 ('Maturity Date'). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Lender by a wire transfer of immediately available funds. Borrower may terminate this Agreement prior to the Maturity Date by: (a) giving Lender at least sixty (60) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; and (c) paying to Lender an early termination fee equal to (i) one percent (1%) of the Total Credit Facility in the event the effective date of termination is before December 20, 1996; and (ii) one-half of one percent (.5%) of the Total Credit Facility in the event the effective date of termination occurs on or after December 20, 1996, but before December 31, 1997. No early termination fee shall apply thereafter. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may immediately terminate further performance under this Agreement without notice or demand."

         1.8 Amendment of Section 6.4. The phrase "seven and one-half percent (7.5%)," appearing in Section 6.4 of the Loan Agreement, is hereby amended to be "five (5.0%) percent."

         1.9 Amendment of Section 8.7. Section 8.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "8.7     Total Debt Ratio.  Borrower shall not permit the
         ratio, calculated as of the last day of each month, of (a) the aggregate amount of all Debt to (b) Adjusted Tangible Net Worth, to be more than: (a) 15 to 1 prior to December 1, 1996, and (b) 10 to 1 thereafter."

         1.10 Deletion of Section 8.8. Section 8.8 of the Loan Agreement is hereby deleted from the Loan Agreement in its entirety and shall be of no further force or effect.

         1.11 Deletion of Section 8.9. Section 8.9 of the Loan Agreement is hereby deleted from the Loan Agreement in its entirety and shall be of no further force or effect.

         1.12 Amendment of Section 8.16. Section 8.16 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "8.16    Intercompany Management Fees.  Borrower shall not,
         directly or indirectly pay in any form (including without limitation salary, bonuses, commissions, fees, and incentive compensation) any fees or other Debt due from Borrower to any Affiliate for services rendered or facilities provided to Borrower by such Affiliate. Notwithstanding the foregoing provisions of this Section 8.16, Borrower may pay such administrative and overhead expenses (including taxes) as are, from time to time, reasonably allocated to Borrower by Emergent Group, Inc., provided: (a) the amount paid to Emergent Group, Inc. as a management fee in any Fiscal Year does not exceed the greater of thirty thousand dollars ($30,000) or thirty-four percent (34%) of the Borrower's Adjusted Net Earnings from Operations for such Fiscal Year, before provision for income taxes for such period (with the provision for income taxes being calculated for Borrower without reference to the taxable income of any other Person); and (b) no Default or Event of Default exists at the time of such payment."

         1.13 Amendment of Article Eight. Article Eight of the Loan Agreement is hereby amended by the addition of a new section, numbered 8.24, which shall read in its entirety as follows:

                 "8.24    Interest Coverage Ratio.  Commencing with the quarter
         ending March 31, 1996, Borrower will maintain an Interest Coverage Ratio, calculated as of the last day of each quarter in each Fiscal Year for the period commencing on the first day of such Fiscal Year to the date of calculation, of not less than 1.15 to 1."

         1.14 Amendment of Section 11.1. Section 11.1 of the Loan Agreement is hereby amended by the addition of a new subsection "r," which shall read in its entirely as follows:

                          "r.     the Delinquency/Repossession Percent is at
         any time greater than eight percent (8%)."


                ARTICLE TWO - REPRESENTATIONS AND WARRANTIES

         2.1 Borrower's Representations, Warranties, and Covenants. Borrower hereby represents and warrants that (a) the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Borrower; (ii) have been duly authorized or approved by Borrower; and (iii) when executed and delivered by or on behalf of Borrower, will constitute valid and binding obligations of Borrower, enforceable in accordance with its terms; (b) Borrower has no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral for the Loan; and (d) the recitals in this Amendment are true. Borrower reaffirms its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                     ARTICLE THREE - GENERAL PROVISIONS

         3.1 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

         3.2 Construction of Amendment. Each party hereto has cooperated in the drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts.

         3.3 Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3.4 Total Agreement. This Amendment, and all other agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

         3.5 Severability. To the extent any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                                   "BORROWER"

                                                   Premier Financial Services, Inc.,
                                                   a South Carolina corporation

Dated: January 16, 1996                            By: /s/ Keith B. Giddens
                                                       ------------------------------
                                                           Keith B. Giddens,
                                                           Chief Executive Officer

Dated: January 16, 1996                            By: /s/ H. Kim Ballard
                                                       ------------------------------
                                                           H. Kim Ballard, Secretary


                                                   "LENDER"

                                                   BankAmerica Business Credit, Inc.
                                                   a Delaware corporation

Dated: January 22, 1996                            By: /s/ Joseph F. Pignotti
                                                       ------------------------------
                                                           Joseph F. Pignotti,
                                                           Executive Vice President


                            GUARANTY REAFFIRMATION

         In consideration of the agreements and amendments made by the Lender in this Amendment and to induce the Lender to take such action (acknowledging that the Lender would not do so without this reaffirmation and consent), each Guarantor hereby ratifies, reaffirms, and continues in full force and effect the Guaranties. The Guaranties shall each continue for all purposes notwithstanding the amendments, modifications, and other actions embodied in this Amendment.

         Each Guarantor represents, acknowledges, and agrees that each Guaranty constitutes the valid, legally binding, joint and several obligations of the each Guarantor, enforceable against him/her/it in accordance with its terms and that the liability of Guarantors under the Guaranties shall not be affected in any way by the execution and delivery of this Amendment or by the consummation of the transactions contemplated thereby.

                                                   "GUARANTORS"

                                                   Carolina Investors, Inc.,
                                                   a South Carolina corporation

Dated: January 16, 1996                            By: /s/ Keith B. Giddens
                                                       -----------------------------
                                                           Keith B. Giddens,
                                                           Chief Executive Officer

                                                   Emergent Financial Corporation,
                                                   a South Carolina corporation

Dated: January 16, 1996                            By: /s/ Keith B. Giddens
                                                       -----------------------------
                                                           Keith B. Giddens,
                                                           Chief Executive Officer

                          CERTIFICATE OF RESOLUTION RE
                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


         I, Phil Cox, hereby certify on behalf of the corporation named below that:

         1. I am the duly qualified and acting secretary of Carolina Investors, Inc., a South Carolina corporation and as such secretary I am a keeper of the corporate records and the seal of the corporation.

         2. The following is a true copy of resolutions of the board of directors of the corporation, duly adopted pursuant to the unanimous written consent, of its board of directors, given on January 16, 1996:

         "RESOLVED that the terms of Amendment No. 1 to Loan and Security Agreement between this corporation and Emergent Financial Corporation, as guarantors, Premier Financial Services, Inc. and BankAmerica Business Credit Inc., a Delaware corporation, be and hereby are approved and ratified.

         FURTHER RESOLVED, that any one officer of this corporation is hereby authorized and directed, on behalf of this corporation, to make, execute, and deliver to BankAmerica Business Credit, Inc. any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution."

         3. The resolutions specified in paragraph 2 are in conformity with the articles of incorporation and bylaws of the corporation, have never been modified or repealed, and are now in full force and effect.

         IN WITNESS WHEREOF, I have set my hand and the seal of the corporation on January 16, 1996.

                                         /s/ Phil Cox
                                         --------------------------------------
                                         Phil Cox
                                         --------------------------------------
                                         Secretary for Carolina Investors, Inc.

[Seal]

                          CERTIFICATE OF RESOLUTION RE
                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


         I, H. Kim Bullard, hereby certify on behalf of the corporation named below that:

         1. I am the duly qualified and acting secretary of Premier Financial Services, Inc., a South Carolina corporation and as such secretary I am a keeper of the corporate records and the seal of the corporation.

         2. The following is a true copy of resolutions of the board of directors of the corporation, duly adopted pursuant to the unanimous written consent, of its board of directors, given on January 16, 1996:

         "RESOLVED that the terms of Amendment No. 1 to Loan and Security Agreement between this corporation and BankAmerica Business Credit Inc., a Delaware corporation, be and hereby are approved and ratified.

         FURTHER RESOLVED, that any one officer of this corporation is hereby authorized and directed, on behalf of this corporation, to make, execute, and deliver to BankAmerica Business Credit, Inc. any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution."

         3. The resolutions specified in paragraph 2 are in conformity with the articles of incorporation and bylaws of the corporation, have never been modified or repealed, and are now in full force and effect.

         IN WITNESS WHEREOF, I have set my hand and the seal of the corporation on January 16, 1996.

                                        /s/ H. Kim Bullard
                                        --------------------------------
                                        H. Kim Bullard, Secretary for
                                        Premier Financial Services, Inc.

[Seal]

                               December 20, 1995



Premier Financial Services, Inc.
415 A Farrs Bridge Road
Greenville, South Carolina 29610

Gentlemen:

         Reference is made to the Loan and Security Agreement dated as of April 10, 1995 ("Loan Agreement") by and between BankAmerica Business Credit, Inc. ("BABC") and Premier Financial Services, Inc. ("Premier").

         This is to confirm the understanding between BABC and Premier to the effect that the Loan Agreement is to be amended, subject to the execution of documentation satisfactory to BABC and Premier, in January 1996 to provide for the following:

         1. The interest rate is to be reduced to a rate equal to the Reference Rate plus .75%.

         2.       The maximum credit facility will be increased to $6,000,000.

         3. The maturity of the credit facility will be extended to December 31, 1997.

         4. The prepayment fee will be one percent (1%) of the credit facility if the loan is prepaid prior to December 20, 1996 and one-half percent (1/2%) of the credit facility if the loan is prepaid after December 20, 1996 but prior to December 31, 1997.

         5. The debt to tangible net worth ratio covenant shall be changed to 15 to 1 prior to December 31, 1996, and 10 to 1 thereafter.

         6. A minimum EBIT ratio of 1.15 to 1 covenant shall be added to the Loan Agreement to be tested quarterly on a cumulative basis beginning March 31, 1996.

         7. The advance rate shall be subject to a reduction of one percent (1%) for each one percent (1%) increase in net charge-offs over three percent (3%) on a twelve-month rolling average.

Premier Financial Services, Inc.
December 20, 1995
Page 2


         8. The advance rate shall be subject to a reduction when delinquent contracts plus repossession inventory exceeds six percent (6%) of gross contract balances plus repossession inventory for two consecutive months using a three-month rolling average as follows:

                 (i) One percent (1%) reduction when 60+ day contract delinquency plus repossession inventory exceed six percent (6%) but are less than seven percent (7%) of gross contract balances plus repossession inventory;

                 (ii) Two percent (2%) reduction when 60+ day contract delinquency plus repossession inventory is greater than or equal to seven percent (7%) but less than eight percent (8%) of gross contract balances plus repossession inventory;

         9. A default under the Loan Agreement shall occur if 60+ day contract delinquent plus repossession inventory is greater than eight percent (8%) of gross contract balances plus repossession inventory.

         10. The Aggregate value of all 90 day+ repossession inventory shall be deducted from tangible net worth each month.

         11. Management fees shall be limited to the greater of (i) $30,000 per year or (ii) thirty-four percent (34%) of pretax profits.

         12.     Minimum Adjusted TNW covenant to be deleted.

         13.     Minimum Borrowing Base ratio to be deleted.

         14. The following underwriting conditions will no longer be eligibility criteria: Used Car Loans - Maximum of 100,000 miles at contract close. Maximum allowable terms:
                          New and Current Used - 60 Months
                          1 & 2 Years Old - 48 Months
                          3 & 4 Years Old - 42 Months
                          5 & 6 Years Old - 30 Months
                          7 & 8 Years Old - 18 Months

         All other terms and conditions of the Loan Agreement will remain unmodified.

         Please acknowledge your agreement with the foregoing by signing below and returning a copy to my attention.

Premier Financial Services, Inc.
December 20, 1995
Page 3


                               Very truly yours,

                               BANKAMERICA BUSINESS CREDIT, INC.


                               By:  /s/ Joseph F. Pignotti
                                    ----------------------------
                               Its: Executive Vice President
                                    ----------------------------

Agreed this 20th day of
December, 1995:

PREMIER FINANCIAL SERVICES, INC.

By:  Kevin J. Mast
     ---------------------------
Its: Treasurer
     ---------------------------